Exhibit 99.1

FOR IMMEDIATE RELEASE

McCormick Acquires FONA International, LLC

McCormick Accelerates Flavor Growth and Strengthens its Leadership in Clean and Natural Flavors

HUNT VALLEY, Md., December 30, 2020 - McCormick & Company Inc. (NYSE: MKC) (the “Company”), a global leader in flavor, today announced that it has purchased 100% of the shares of FONA International, LLC and certain of its affiliates (“FONA”), a privately held company. FONA is a leading manufacturer of clean and natural flavors providing solutions for a diverse customer base across various applications for the food, beverage and nutritional markets. McCormick has acquired the business for $710 million in cash.

Lawrence E. Kurzius, Chairman, President and Chief Executive Officer said, “The acquisition of FONA reinforces McCormick’s global growth strategy as FONA expands the breadth of our flavor solutions segment into attractive categories, as well as extends our technology platform and strengthens our capabilities. This acquisition also accelerates the strategic migration of our portfolio to more value-added and technically insulated products and thus, is expected to be accretive to gross margin. FONA’s portfolio is highly complementary to McCormick’s and will provide our customers with an even more comprehensive product offering to meet the growing demand for clean and flavorful eating, drinking and nutrition experiences.

“FONA is well known in the market, in part because of its strong customer engagement platform, talented employees and investments in its future, which have driven growth for both FONA and its customers.” Mr. Kurzius added, “FONA will be the cornerstone for accelerating McCormick’s flavor platform in the Americas. With our passion for flavor, focus on insight-driven innovation and differentiated customer engagement, we look forward to continuing and building upon the legacy created by the Slawek family.”

Joseph Slawek, Founder, CEO & Chairman of FONA International said, “The Slawek family is very proud of the customers, the employee culture and the company we have built. We are excited to see the next generation of FONA flourish as part of McCormick. We are confident McCormick will further enable FONA’s forward momentum by continuing to make investments in growth initiatives, capabilities and people. Fueled by the power of McCormick, FONA’s success will be accelerated. FONA, in turn, will be a key driver in advancing McCormick’s global flavor leadership.”

Mr. Kurzius continued, “McCormick has a history of creating value through acquisitions. As we continue to build the McCormick of the future and create long-term shareholder value, we are confident this is a great strategic fit with our vision of being a leading flavor company. The employees of FONA share with McCormick a great history and commitment to core values and purpose, doing what is right while driving industry leading financial performance, and we look forward to welcoming them to the McCormick family. Together we will achieve continued success.

FONA’s annual sales are approximately $114 million and are expected to grow at a mid-to high-single- digit rate. Founded more than 30 years ago, FONA is a leading independent manufacturer of flavors, with a focus on nutritional and natural products and a well-recognized brand that McCormick plans to retain. The business is headquartered in Illinois and has approximately 220 employees with a state-of-the art manufacturing and technical innovation center.

McCormick Anticipates the Acquisition of FONA Will Drive Long-Term Shareholder Value

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Broadens Product Offering and Accelerates Flavor Growth: FONA’s diverse portfolio of flavors, including flavors for health and performance nutrition applications, broadens McCormick’s value-add offerings with products that are highly complementary to its existing portfolio. By combining the portfolios and infrastructures, McCormick adds manufacturing capacity as well as greater scale and expects to accelerate its global flavor growth.

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Expands Capabilities and Technology Platform: McCormick is augmenting its capabilities with FONA’s highly experienced research and development team and extending its technology platform with additional proprietary encapsulation methods. These expand McCormick’s innovation capabilities, particularly with the added expertise in flavoring health and performance nutrition products across a variety of applications. FONA’s strong market position in this area advances McCormick’s health and wellness portfolio.

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Strengthens Clean and Natural Leadership: McCormick’s clean and natural platform is meaningfully enhanced with the addition of FONA’s predominantly natural portfolio. McCormick is increasing its talent bench strength further enabling better-for-you flavor product development wins and strengthening its clean and natural leadership position.

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Enhances Customer Intimacy and Partnerships: FONA brings an industry leading customer engagement platform. The combination of McCormick and FONA’s complementary global and mid-tier customers, insight capabilities and customer intimacy approaches, enhances McCormick’s customer value proposition. The Company is well positioned to reach a broader customer base, deepen existing customer relationships by cross-selling and establish inroads with new customers while driving innovation.

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Accretive to Gross Margin: The addition of FONA’s business is expected to be accretive to McCormick’s gross margin. The Company also anticipates driving further margin expansion by achieving robust sales growth and further migrating the Flavor Solutions portfolio to more value-added and technically insulated products. McCormick also expects the transaction to be neutral to adjusted earnings per share in 2021 and accretive in 2022, excluding transaction and integration costs.

Financial Terms

McCormick has purchased 100% of FONA for $710 million on a cash free, debt free basis, subject to customary working capital adjustments. McCormick will finance the transaction with cash and commercial paper.

While this transaction will increase McCormick’s net-debt-to-adjusted EBITDA ratio, the Company is committed to a strong investment grade credit rating, paying down debt with anticipated strong cash flow generation and maintaining its dividend policy.

Conference Call and Webcast

Lawrence Kurzius, Chairman, President and Chief Executive Officer and Mike Smith, Executive Vice President & CFO, will host a conference call today, December 30, 2020, at 8:30 AM ET to discuss this announcement with the financial community. The conference call can be accessed by dialing (877) 407-8291 (U.S. / Canada) or (201) 689-8345 (International). A replay of the call will be available until January 19, 2021 at 12:00 AM ET by dialing (877) 660-6853 (U.S./Canada) or (201) 612-7415 (International) and by entering the passcode 13714511. The webcast and accompanying presentation of the conference call will be available on McCormick’s website (ir.mccormick.com) prior to the start of the call.

Advisors

Morgan Stanley & Co. LLC and Davis Polk & Wardell LLP served as financial advisor and legal counsel, respectively, to McCormick in connection with the transaction. Houlihan Lokey and Vedder Price PC served as financial advisor and legal counsel, respectively, to FONA.

Forward-looking Information

Certain information contained in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to: the expected impact of the acquisition of FONA, including among others, on McCormick’s net sales, expected trends in net sales and earnings performance and other financial measures; expectations regarding improved scale, growth potential in our flavor platform, including the impact from a broadened product offering, expanded technological capabilities, clean and natural leadership, and enhanced customer partnerships; expectations regarding acceleration of growth in the flavors category; expectations regarding the acceleration of strategic migration of the portfolio; the realization of anticipated cost synergies, margin expansion and adjusted earnings per share accretion from the acquisition; the ability to create shareholder value through acquisitions; the impact of COVID-19 on FONA’s business, supply chain, suppliers, consumers, customers and employees; the ability to retain key personnel; and the anticipated sufficiency of future cash flows to enable the payments of interest and repayment of short- and long-term debt as well as quarterly dividends and the ability to issue additional debt or equity securities.

These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with acquisitions generally, such as the failure to retain key employees of FONA; issues or delays in the successful integration of FONA’s operations with those of McCormick, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful integration of FONA’s business as well as risks associated with the integration of the operations, systems and personnel of FONA; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the acquisition by customers, competitors, suppliers and employees; conditions affecting the industry generally; local and global political and economic conditions; unexpected events or public health crises, including the ongoing effects of COVID-19; the effects of the increased levels of debt service following the FONA acquisition, as well as our other recent acquisition, as well as the effects that such increased debt service may have on McCormick’s ability to borrow or the cost of such additional borrowing, our credit rating and our ability to react to certain economic and industry conditions; and other risks described in the company’s filings with the Securities and Exchange Commission, including McCormick’s Annual Report on Form 10-K for the year ended November 30, 2019 and Quarterly Reports on Form 10-Q for each of the quarters in the nine months ended August 31, 2020.

Actual results could differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

About McCormick

McCormick & Company, Incorporated is a global leader in flavor. With over $5 billion in annual sales across 160 countries and territories, we manufacture, market and distribute spices, seasoning mixes, condiments and other flavorful products to the entire food industry including ecommerce channels, grocery, food manufacturers and foodservice businesses. Our most popular brands with trademark registrations include McCormick, French’s, Frank’s RedHot, Stubb’s, OLD BAY, Lawry’s, Zatarain’s, Ducros, Vahiné, Cholula, Schwartz, Kamis, Kohinoor, DaQiao, Club House, Aeroplane and Gourmet Garden. Every day, no matter where or what you eat or drink, you can enjoy food flavored by McCormick.

Founded in 1889 and headquartered in Hunt Valley, Maryland USA, McCormick is guided by our principles and committed to our Purpose – To Stand Together for the Future of Flavor. McCormick envisions A World United by Flavor where healthy, sustainable and delicious go hand in hand. To learn more, visit www.mccormickcorporation.com or follow McCormick & Company on Twitter, Instagram and LinkedIn.

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For information contact:

Investor Relations:

Kasey Jenkins (410) 771-7140 or kasey_jenkins@mccormick.com

Corporate Communications:

Lori Robinson (410) 527-6004 or lori_robinson@mccormick.com